UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2014

WESTERN GAS EQUITY PARTNERS, LP

(Exact name of Registrant as specified in its charter)

Delaware	001-35753	46-0967367
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1201 Lake Robbins Drive

The Woodlands, Texas 77380-1046

(Address of principal executive offices)

(832) 636-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement

On July 1, 2014, Western Gas Equity Partners, LP (the “Partnership”) entered into an Underwriting Agreement by and among the Partnership, Western Gas Equity Holdings, LLC, the general partner of the Partnership (the “General Partner”), and Western Gas Resources, Inc. (the “Selling Unitholder”), on the one hand, and Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC, Barclays Capital Inc., UBS Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and RBC Capital Markets, LLC, as representatives of the several underwriters named therein (the “Underwriters”), on the other hand, relating to the sale of common units representing limited partner interests in the Partnership (the “Common Units”) by the Selling Unitholder. The Underwriting Agreement provides for the offer and sale (the “Offering”) by the Selling Unitholder, and purchase by the Underwriters, of 5,000,000 Common Units (the “Firm Units”) at a price to the public of $60.19 per Common Unit ($58.311 per Common Unit, net of underwriting discounts). On July 1, 2014, the Underwriters notified the Partnership and the Selling Unitholder of their election to exercise their over-allotment option in full, pursuant to the terms of the Underwriting Agreement, for 750,000 additional Common Units (the “Additional Units” and, together with the Firm Units, the “Units”). The material terms of the Offering are described in the prospectus, dated July 1, 2014 (the “Prospectus”), filed by the Partnership with the Securities and Exchange Commission (the “Commission”) on July 2, 2014, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-193163), which became effective on January 15, 2014.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Partnership and General Partner have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering of the Units closed on July 7, 2014. The Partnership did not receive any proceeds from the sale of the Units.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Relationships

Each of the Selling Unitholder and the General Partner is an indirect wholly owned subsidiary of Anadarko Petroleum Corporation. As a result, certain individuals, including officers and directors of the General Partner, serve as officers and/or directors of the Selling Unitholder as well.

Certain of the Underwriters and their affiliates have in the past, and may in the future, perform investment banking, commercial banking, advisory and other services for the Partnership and its affiliates from time to time for which they have received, and may in the future receive, customary fees and expenses.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

1.1	Underwriting Agreement, dated July 1, 2014, by and among Western Gas Equity Holdings, LLC, Western Gas Equity Partners, LP, Western Gas Resources, Inc. and Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC, Barclays Capital Inc., UBS Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and RBC Capital Markets, LLC, as representatives of the several underwriters named therein.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS EQUITY PARTNERS, LP

	By:	Western Gas Equity Holdings, LLC, its general partner

Date: July 7, 2014	By:	/s/ Benjamin M. Fink
Benjamin M. Fink
Senior Vice President, Chief
Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

1.1	Underwriting Agreement, dated July 1, 2014, by and among Western Gas Equity Holdings, LLC, Western Gas Equity Partners, LP, Western Gas Resources, Inc. and Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC, Barclays Capital Inc., UBS Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and RBC Capital Markets, LLC, as representatives of the several underwriters named therein.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters.